                                                                     Exhibit 21

                                Cost Plus, Inc.
                             List of Subsidiaries

                                                     State of
               Name                                Incorporation
               ----                                -------------
               Cost Plus of Idaho, Inc............  Idaho.......
               Cost Plus of Texas, Inc.             Texas.......
               Cost Plus Management Services, Inc.  California..
               Cost Plus Marketing Services, Inc..  California..